EXHIBIT 8.1

CHINA HYDROELECTRIC CORPORATION
(incorporated in the Cayman Islands)

NAME OF SUBSIDIARY	OWNERSHIP	JURISDICTION
Beijing A.B.C. Investment Consulting Co., Ltd.	100%	PRC
Yunnan Huabang Electric Power Development Co., Ltd.	100%	PRC
Sichuan Huabang Hydroelectric Development Co., Ltd.	100%	PRC
Yunhe County Shapulong Hydropower Generation Co., Ltd.	100%	PRC
Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd.	100%	PRC
Qingtian Wuliting Hydroelectric Development Co., Ltd.	100%	PRC
Suichang County Jiulongshan Hydroelectric Development Co., Ltd.	100%	PRC
Suichang County Zhougongyuan Hydroelectric Development Co., Ltd.	100%	PRC
Sanming Zhongyin Banzhu Hydroelectric Co., Ltd.	100%	PRC
Pingnan County Wangkeng Hydroelectric Co., Ltd.	100%	PRC
Pingnan County Yuanping Hydroelectric Co., Ltd.	100%	PRC
Pingnan County Yuheng Hydropower Co., Ltd.	100%	PRC
Sunpower Asia Limited	100%	Hong Kong
China Hydroelectric Corporation (Hong Kong) Limited	100%	Hong Kong
Longquan Ruiyang Cascade II Hydroelectric Co., Ltd.	100%	PRC
Fujian Huabang Hydroelectric Investment Co., Ltd.	100%	PRC
Henan Wuyue Storage Power Generating Co., Ltd.	79%	PRC
Yingjiang County Qinrui Husahe Hydropower Co., Ltd.	100%	PRC
Luquan Xiaopengzu Power Generation Co., Ltd.	100%	PRC
Fugong County Hengda Hydroelectric Development Co., Ltd.	100%	PRC
Fugong Xineng Power Development Co., Ltd.	100%	PRC
Shaowu City Jinlong Hydroelectric Co., Ltd.	55%	PRC
Shaowu City Jintang Hydroelectric Co., Ltd.	74%	PRC
Shaowu City Jinwei Hydroelectric Co., Ltd.	74%	PRC
Shaowu City Jinling Power Generation Co., Ltd.	100%	PRC